UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026

EXPAND ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)
Oklahoma	001-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
10000 Energy Drive	Spring	Texas	77389
(Address of principal executive offices)			(Zip Code)
	(346)	535-0990
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, Gregory M. Larson, Vice President – Accounting & Controller of Expand Energy Corporation (the “Company”) informed the Company of his intention to resign from the Company. The decision of Mr. Larson to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Marcel Teunissen, the Company’s current Executive Vice President and Chief Financial Officer, has assumed the duties as principal accounting officer of the Company on an interim basis, effective June 23, 2026, while the Company conducts a search for a permanent Vice President – Accounting & Controller. Mr. Teunissen was appointed as Executive Vice President and Chief Financial Officer on April 6, 2026.

There are no arrangements or understandings between Mr. Teunissen and any other person pursuant to which he was appointed interim principal accounting officer. Mr. Teunissen does not have any family relationships with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company previously entered into an indemnification agreement with Mr. Teunissen in connection with his appointment as Executive Vice President and Chief Financial Officer, in the form filed by the Company as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on February 26, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ CHRIS LACY
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary
Date:  June 26, 2026